                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4-Amendment No. 1) and related Prospectus of Westell Technologies, Inc. for the registration of 20,885,700 shares of its Class A common stock and to the incorporation by reference therein of our report dated August 24, 1999, with respect to the consolidated financial statements of Teltrend Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1999, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP



Chicago, Illinois
February 14, 2000